Exhibit 5.2

345 Park Avenue New York, NY 10154-1895	Direct 212.407.4000 Main 212.407.4000 Fax 212.407.4990

July 10, 2018

Check-Cap Ltd.
Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 30090, Israel

Re:          Check-Cap Ltd.

Ladies and Gentlemen:

We have acted as U.S. securities counsel for Check-Cap Ltd., an Israeli corporation (the “Company”), in connection with the registration, on Form F-3 (Registration No. 333-225789) under the Securities Act of 1933 (the “Securities Act”), for issuance and sale by the Company, from time to time, on a delayed basis, pursuant to Securities Act Rule 415, of (i) ordinary shares, par value NIS 2.40 per share (the “Ordinary Shares”), (ii) subscription rights to purchase Ordinary Shares (the “Subscription Rights”),  (iii) warrants to purchase Ordinary Shares (the “Warrants”), and (iv) units consisting of one or more of the foregoing (the “Units”), in each case as contemplated by the Form F-3 Registration Statement referred to above (including the offering prospectus constituting part thereof (the “Prospectus”)), to which this opinion letter has been filed as an exhibit (the “Registration Statement”), and any supplement to the Prospectus, (each, a “Prospectus Supplement”). The Ordinary Shares, Warrants, Subscription Rights and Units being registered are collectively referred to herein as the “Securities.” The maximum aggregate offering price for the Securities is $100,000,000.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Warrants, the Subscription Rights and the Units, insofar as the Units include Warrants or Subscription Rights, upon valid issuance and delivery of such Securities against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will constitute legally valid and binding obligations of the Company.

Check-Cap Ltd. July 10, 2018 Page 2

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will validly issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting agreement; and (iv) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to a warrant agreement approved by us (individually, and as supplemented from time to time, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”); (ii) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Warrant Agreement shall be governed by the laws of the State of New York; (iv) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement, and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement

With respect to any Securities consisting of Subscription Rights, we have further assumed that (i) such Subscription Rights shall have been issued pursuant to a subscription agreement approved by us (individually, and as supplemented from time to time, a “Rights Agreement”) between the Company and a rights agent to be identified in the applicable Prospectus Supplement (the “Rights Agent”); (ii) such Rights Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Rights Agreement shall be governed by the laws of the State of New York; (iv) all terms of such Subscription Rights shall have been established in accordance with the provisions of such Rights Agreement(s); (v) such Subscription Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Rights Agreement(s); (vi) such Subscription Rights and the related Rights Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Subscription Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Check-Cap Ltd. July 10, 2018 Page 3

To the extent that the obligations of the Company under any Subscription Rights or Rights Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that the Rights Agent under each Rights Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Rights Agreement; (iii) has duly authorized, executed and delivered such Rights Agreement, and such Rights Agreement constitutes the legally valid and binding obligation of such Rights Agent, enforceable against such Rights Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Rights Agent under such Rights Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Rights Agreement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

We express no opinion with respect to the enforceability of: (i) provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial or (ii) any waiver of any usury defense. This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Israel.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under such Section.

Very truly yours, /s/ Loeb & Loeb LLP Loeb & Loeb LLP